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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 29, 2008

                                  CITIBANK, N.A.


                                  By: /s/ Riqueza V. Feaster
                                     ----------------------------------
                                     Name:  Riqueza V. Feaster
                                     Title: Assistant Secretary


                                  CITICORP HOLDINGS INC.


                                  By: /s/ Riqueza V. Feaster
                                     ----------------------------------
                                     Name: Riqueza V. Feaster
                                     Title: Assistant Secretary


                                  CITIGROUP INC.


                                  By: /s/ Riqueza V. Feaster
                                     ----------------------------------
                                     Name: Riqueza V. Feaster
                                     Title: Assistant Secretary